SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 23, 2003

ADELPHIA COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

One North Main Street - Coudersport, PA 16915-1141
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (814) 274-9830

Item 9. Regulation FD Disclosure

Operating Reports

        On May 23, 2003, Adelphia Communications Corporation (the “Company”) and certain other debtor-in-possession subsidiaries of the Company filed their unaudited consolidated Monthly Operating Report (the “Adelphia Operating Report”) for the month of April 2003 with United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated financial statements and the Bankruptcy Court reporting schedules of the Adelphia Operating Report as filed with the Bankruptcy Court.

        The Company cautions readers not to place undue reliance upon the information contained in the Operating Reports, which contain unaudited information, and are in a format prescribed by the applicable bankruptcy laws. The Operating Reports are subject to revision. The Operating Reports also contain information for periods, which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Corrections of Accounting Policies and Practices

        As disclosed in its Current Report on Form 8-K, dated June 10, 2002 (the “June 10 8-K”), the Company identified several areas where the accounting policies that had been followed by the Company under the former management of the Rigas family (“Rigas Management”) were believed to be erroneous and determined that it would make certain adjustments to its financial statements as of December 31, 2001 and 2000. The adjustments, when determined, are intended to correct items in operating results previously announced by the Rigas Management and reflect the application of accounting policies in accordance with generally accepted accounting principles (“GAAP”) established in the United States. One of the areas for correction identified in the June 10 8-K was the capitalization of labor expenses.

        The Company has prepared its financial statements using the accounting policies and practices in place under Rigas Management, with estimated adjustments for quantifiable errors, while the Company has been developing accounting policies and practices that are consistent with GAAP. As disclosed in its Current Report on Form 8-K dated February 25, 2003 (the “February 25 8-K”), effective January 1, 2003, the Company, as part of its ongoing review of its historical books and records and its financial statements, corrected certain of its erroneous accounting policies and practices for Property, Plant and Equipment (“PP&E”) relating to the capitalization of labor, labor-related costs, certain overhead costs, and certain materials (collectively, “Capitalized Costs”) used in the maintenance of its cable systems. The erroneous capitalization of costs that were corrected included, among other things, Capitalized Costs for service calls and normal, ongoing maintenance to cable systems. Some of the items that had been capitalized included system electrical power, converter repairs, equipment repairs and maintenance contracts. The Company believes that the corrections were necessary in order to be in compliance with GAAP. At the time the February 25 8-K was filed, the Company was still evaluating Capitalized Costs related to installation activities and internal construction (collectively, “Capitalized Installation and Construction Activities”).

        In April 2003, the Company corrected its erroneous accounting policies and practices related to Capitalized Installation and Construction Activities and recorded an adjustment of approximately $15 million in the April 2003 accounting month to correct for these errors for the months of January through March 2003. These errors included the incorrect capitalization of reconnect and disconnect activities, which are prohibited by GAAP, as well as the improper capitalization or overcapitalization of certain overhead costs. This adjustment had the effect of increasing expenses and reducing capital expenditures in April 2003. The Company had been recording a monthly provision in 2003 of $2 million for estimated accounting changes. In conjunction with the corrections made in April 2003 for Capitalized Installation and Construction Activities, the Company discontinued recording the estimated provision and reversed the $6 million, which had been previously recorded in 2003.

        The Company has not restated previously filed Adelphia Operating Reports and has not completed its review and analysis of its new accounting policies and practices for PP&E relating to Capitalized Costs, including Capitalized Installation and Construction Activities, on the financial statements for the years ended December 31, 2002, 2001, 2000 and 1999. However, the Company has recorded total adjustments of $144 million in 2002 for estimated corrections in accounting polices and practices, comprised of: (i) a May 2002 adjustment expensing approximately $21 million for certain costs erroneously capitalized under Rigas Management accounting policies and practices, (ii) a December 2002 adjustment expensing approximately $21 million for certain costs erroneously capitalized under Rigas Management accounting policies and practices , and (iii) an estimated provision for accounting corrections of $51 million through June 2002 and $8.5 million per month from July 2002 through December 2002.

        The Company estimates that the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E will increase expenses and decrease capital expenditures by approximately $300 million on an annualized basis in 2003 as compared to the accounting policies and practices of the Company under Rigas Management. The impact of the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E on the Company’s results of operations will vary based upon levels of activities, therefore, the estimated $300 million annualized impact for 2003 is not necessarily indicative of actual results for the year ended December 31, 2003 or of corrections that may be made for the years ended December 31, 2002, 2001, 2000 and 1999. Furthermore, the Company is currently unable to determine the impact on depreciation expense attributable to these corrections for any period since the adjustments to the historical costs of PP&E for 2002, 2001, 2000 and 1999 have not yet been finalized. The impact of these changes and any other further changes will likely be material.

        Additionally, management has not completed its overall review of the Company’s historical books and records, accounting policies and practices and financial statements, and accordingly, the Company may record additional adjustments for corrections in erroneous accounting policies and practices in addition to those adjustments already recorded for PP&E, and such adjustments may be material.

        PricewaterhouseCoopers, LLP (“PwC”), the Company’s independent auditors, has not completed its audit of the Company’s books for any period and their audit could result in further adjustments to the Company’s results of operations and those adjustments could be material.

Corrections of Customer Statistical Data

        During May 2003, the Company also completed its review of the policies and practices surrounding the determination and reporting of its statistical customer information. As a result of such review, the Company has restated the customer information that was previously reported in its Current Report on Form 8-K dated October 25, 2002 (the “October 2002 8K”) for September 30, 2002, June 30, 2002 and March 31, 2002. The restated customer data in the table below does not include additional digital converter boxes and cable modems billed to the same customer. In addition, the Company has changed the methodology used to calculate equivalent bulk subscribers, which in general reduced the reported number of equivalent bulk subscribers. The Company believes that these changes were necessary to conform to industry practices for reporting customer information. The Company has not yet completed the restatement of its 2001, 2000 and 1999 customer information. The following table provides a summary of the Company’s customer information as previously reported along with the restated customer information. The summary includes customer information for subsidiaries that are consolidated for financial reporting purposes, except for customers in the Company’s Brazilian and Venezuelan ventures. The following information does not include any customer data for cable systems owned by the Rigas family.

	Basic Customers (1)		Digital Customers		High-Speed Data Customers
	Previously Reported (2)	Restated	Previously Reported (3)	Restated	Previously Reported (4)	Restated
March 31, 2003	N/A	5,302,533	N/A	1,837,871	N/A	711,736
December 31, 2002	N/A	5,321,675	N/A	1,783,480	N/A	627,170
September 30, 2002	5,377,026	5,350,036	2,425,570	1,692,482	555,515	553,178
June 30, 2002	5,451,731	5,425,404	2,344,171	1,631,970	492,451	489,718
March 31, 2002	5,454,116	5,427,219	2,157,369	1,502,564	398,782	396,016

(1)	Reported under an equivalent billing units methodology whereby customers under a bulk billing arrangement are reduced to the equivalent number of customers who receive cable television at the prevailing rate in the franchise area.

(2)	In the October 2002 8K, the Company reported basic customers of 5,775,356 as of September 30, 2002, 5,845,850 as of June 30, 2002 and 5,859,929 as of March 31, 2002. Such basic customer counts were not discounted for equivalent billing units at prevailing rates as noted in (1) above.

(3)	Includes additional digital converter boxes billed to the same customer
(4)	Includes additional cable modems billed to the same customer
N/A	Customer information not previously reported in Securities and Exchange Act filings.

Limitation on Incorporation by Reference

        In accordance with general instruction B.2 of Form 8-K, the Operating Reports and other information in this report (including exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, as amended or otherwise subject to liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

        As a result of actions taken by Rigas Management: (a) the Company has not yet completed its financial statements as of or for the years ended December 31, 2002 and 2001, or received its independent public accountants’ report thereon or filed with the Securities and Exchange Commission (the “Commission”) its Annual Report on Form 10-K for the years ended December 31, 2002 and 2001; (b) the Company’s former independent public accountants, Deloitte & Touche LLP, suspended their auditing work on the Company’s financial statements as of and for the year ended December 31, 2001 and withdrew their audit report with respect to the year ended December 31, 2000; (c) the Company has not yet completed its financial statements or filed with the Commission its Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2003; (d) the Company has not yet completed its financial statements or filed with the Commission its Quarterly Report on Form 10-Q as of and for the quarterly periods ended September 30, 2002, June 30, 2002 or March 31, 2002; and (e) the Company expects to restate its financial statements for the years ended December 31, 2000 and 1999, and its interim financial statements for 2001 and possibly other periods. New management took control of the Company in May 2002 and retained new independent auditors and began the preparation of new financial statements for the periods in question. As a result of certain actions of Rigas Management that the Company has previously disclosed, the Company is unable to predict at this time when such financial statements will be completed. In addition, current management believes that the public information provided by Rigas Management on other matters of interest to investors, such as the Company’s rebuild percentage (the percentage of the Company’s cable television systems that the Company believes have been upgraded to current standards), was unreliable. As a result, the Company anticipates that it may have to supplement the financial and other information contained in this Form 8-K and that such supplemental information may be material.

Cautionary Statement Regarding Forward Looking Statements

        This document includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements regarding Adelphia Communications Corporation and its subsidiaries’ (collectively, the “Company’s”) expected future financial position, results of operations, cash flows, restructuring and financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

        Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Annual Report on Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled “Risk Factors” contained therein. Factors that may affect the plans or results of the Company include, without limitation: (a) the Company’s filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code; (b) the results of litigation against the Company including the civil complaint by the Commission and the potential for a criminal indictment of the Company; (c) the effects of government regulations and the actions of local cable franchise authorities; (d) the availability of debtor-in-possession financing and surety bonds to support the Company’s operations; (e) the results of the Company’s internal investigation and the matters described above under “Cautionary Statement Regarding Financial and Operating Data”; (f) actions of the Company’s competitors; (g) the pricing and availability of equipment, materials, inventories and programming; (h) product acceptance and customer spending patterns; (i) the Company’s ability to execute on its business plans, to provide uninterrupted service to its customers and to conduct, expand and upgrade its networks; (j) technological developments; (k) matters relating to or in connection with the bankruptcy filing and proceedings of Tel-Cove, Inc. (formerly known as Adelphia Business Solutions, Inc.); (l) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (m) the movement of interest rates and the resulting impact on the Company’s interest obligations with respect to its pre-petition bank debt and Debtor-in-Possession financing; and (n) the delisting of the Company’s common stock by Nasdaq. Many of such factors are beyond the control of the Company and its current management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2003	ADELPHIA COMMUNICATIONS CORPORATION (Registrant)
By: /s/ Scott Macdonald Scott Macdonald Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Adelphia Communications Corporation Monthly Operating Report for the period ended April 30, 2003, dated May 23, 2003.

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